UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2016
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7108 North Fresno Street, Suite 380
Fresno, CA    93720
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 18, 2016, S&W Seed Company, a Nevada corporation (the "Company"), entered into employment agreements with Mark S. Grewal, Matthew K. Szot and Dennis C. Jury, providing terms negotiated between each of the foregoing executive officers and the Compensation Committee of the Board of the Directors (the "Compensation Committee"). The material terms and conditions of each of the agreements are set forth in Item 5.02 of this Current Report on Form 8-K and incorporated herein by this reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As indicated in Item 1.01 above, on March 18, 2016, the Company and each of its executive officers entered into a newly-negotiated employment agreement. Following is a brief description of the material terms and conditions set forth in each of the new agreements.

Grewal Employment Agreement

The March 18, 2016 employment agreement between the Company and Mark S. Grewal (the "Grewal Employment Agreement") is effective as of January 1, 2016 and will expire on December 31, 2018. This agreement replaces Mr. Grewal's prior employment agreement that would have expired on December 31, 2016.

The Grewal Employment Agreement includes the following key terms:

  Mr. Grewal will continue to serve as the Company's President and Chief Executive Officer.

  Mr. Grewal's annual Base Salary is initially fixed at $350,000 per year, which is the salary the Company has paid him as of January 1, 2015. The Base Salary is subject to periodic review by the Compensation Committee, but may not be reduced other than pursuant to a reduction that is also applied similarly to all other executive officers or to give effect to executive compensation policies and guidelines of the Compensation Committee, as publicized in Securities and Exchange Commission filings.

  Bonus compensation shall be payable in the discretion of the Compensation Committee upon consideration of personal and Company financial goals mutually agreed upon by the Compensation Committee and Mr. Grewal. Initially, an annual incentive bonus of up to 100% of the Base Salary may be paid, which shall be payable 65% in cash and 35% in equity. The amount of the bonus compensation, allocation between cash and equity and the target goals shall be subject to annual review.

  Mr. Grewal will continue to be eligible to participate in the Company's equity incentive plan or plans in effect from time to time and shall be considered for grants and awards at such times and in such amounts as shall be deemed appropriate by the Compensation Committee.

  Mr. Grewal will be entitled to various executive benefits and perquisites, including, without limitation, all generally provided Company employee benefits, plus the use of a Company-provided automobile, reimbursement of certain country club expenses and life insurance purchased for his beneficiaries by the Company.

  In the event Mr. Grewal's employment is terminated without cause (as defined in the Grewal Employment Agreement), he will be entitled to receive a cash severance payment equal to 12 months of his then-current Base Salary, plus the cash value of the maximum incentive bonus compensation to which he could be entitled for the current year.

  In the event of a change of control, and provided that Mr. Grewal is not offered a comparable position (as defined in the Grewal Employment Agreement) by the surviving company, he will be entitled to a severance payment equal to (a) his annual Base Salary as in effect immediately before the change of control transaction plus (b) the full amount of the current year's targeted incentive bonus compensation, multiplied by a factor of two; provided, however, that the multiplier shall be increased to a factor of three in the event the price of the Company's Common Stock payable in connection with the change of control transaction is at least $10 per share. In addition, the Company shall pay, or cause to be paid, Mr. Grewal's health insurance premiums for two years from the date of the change of control transaction or, in the event the transaction price is at least $10 per share, for three years.

  Whether due to a termination without cause or a change of control, all equity grants and awards shall vest in full and be non-forfeitable immediately before the date of termination on a termination without cause or the change of control event.

  Standard provisions protecting the Company's confidential information, trade secrets and proprietary inventions are also included in the Grewal Employment Agreement.

The foregoing summary of the Grewal Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement between the Company and Mr. Grewal dated March 18, 2016, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Szot Employment Agreement

The March 18, 2016 employment agreement between the Company and Matthew K. Szot (the "Szot Employment Agreement") is effective as of January 1, 2016 and will expire on December 31, 2018. This agreement replaces Mr. Szot's prior employment agreement that would have expired on October 1, 2016.

The Szot Employment Agreement includes the following key terms:

  Mr. Szot will continue to serve as the Company's Executive Vice President of Finance and Administration and Chief Financial Officer.

  Mr. Szot's annual Base Salary is initially fixed at $285,000, which is the salary the Company has paid him as of January 1, 2015. The Base Salary is subject to periodic review (not less frequently than annually).

  Bonus compensation shall be payable in the discretion of the Compensation Committee upon consideration of personal and Company financial goals mutually agreed upon by the Compensation Committee and Mr. Sot. Initially, an annual incentive bonus of up to 100% of the Base Salary may be paid, which shall be payable 65% in cash and 35% in equity. The amount of the bonus compensation, allocation between cash and equity and the target goals shall be subject to annual review.

  Mr. Szot will continue to be eligible to participate in the Company's equity incentive plan or plans in effect from time to time and shall be considered for grants and awards at such times and in such amounts as shall be deemed appropriate by the Compensation Committee.

  Mr. Szot will be entitled to various executive benefits and perquisites, including, without limitation, all generally provided Company employee benefits, plus life insurance purchased for his beneficiaries by the Company.

  In the event Mr. Szot's employment is terminated without cause (as defined in the Szot Employment Agreement), he will be entitled to receive a cash severance payment equal to 12 months of his then-current Base Salary, plus the cash value of the maximum incentive bonus compensation to which he could be entitled for the current year.

  In the event of a change of control, and provided that Mr. Szot is not offered a comparable position (as defined in the Szot Employment Agreement) by the surviving company, he will be entitled to a severance payment equal to (a) his annual Base Salary as in effect immediately before the change of control transaction plus (b) the full amount of the current year's targeted incentive bonus compensation, multiplied by a factor of 1.5; provided, however, that the multiplier shall be increased to a factor of two in the event the price of the Company's Common Stock payable in connection with the change of control transaction is at least $10 per share. In addition, the Company shall pay, or cause to be paid, Mr. Szot's health insurance premiums for one and a half years from the date of the change of control transaction or, in the event the transaction price is at least $10 per share, for two years.

  Whether due to a termination without cause or a change of control, all equity grants and awards shall vest in full and be non-forfeitable immediately before the date of termination on a termination without cause or the change of control event.

  Standard provisions protecting the Company's confidential information, trade secrets and proprietary inventions are also included in the Szot Employment Agreement.

The foregoing summary of the Szot Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement between the Company and Mr. Szot dated March 18, 2016, which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Jury Employment Agreement

The March 18, 2016 employment agreement between the Company and Dennis C. Jury (the "Jury Employment Agreement") is effective as of January 1, 2016 and will expire on December 31, 2018. This agreement complements and is intended to supplement Mr. Jury's separate employment agreement entered into with the Company's Australian subsidiary, Seed Genetics International Pty Ltd. ("SGI"). Certain matters pertaining to Mr. Jury's employment are governed by Australian law and therefore, in certain respects, his employment agreement differs from those entered into with Messrs. Grewal and Szot. However, in key respects, including the determination of bonus compensation and payments upon a change of control, the terms of the Jury Employment Agreement parallel the similar terms provided in the Grewal Employment Agreement and the Szot Employment Agreement.

The Jury Employment Agreement includes the following key terms:

  Mr. Jury will continue to serve as the Company's Executive Vice President of Operations and Chief Operating Officer.

  Mr. Jury's compensation will continue to be governed primarily pursuant to the terms and conditions of the SGI Contract of Employment, with oversight provided by the Compensation Committee.

  Bonus compensation shall be payable in the discretion of the Compensation Committee upon consideration of personal and Company financial goals mutually agreed upon by the Compensation Committee and Mr. Jury. Initially, an annual incentive bonus of up to 100% of the Base Salary may be paid, which shall be payable 65% in cash and 35% in equity. The amount of the bonus compensation, allocation between cash and equity and the target goals shall be subject to annual review.

  Mr. Jury will continue to be eligible to participate in the Company's equity incentive plan or plans in effect from time to time and shall be considered for grants and awards at such times and in such amounts as shall be deemed appropriate by the Compensation Committee.

  Mr. Jury's executive benefits and perquisites will continue to be governed primarily pursuant to the SGI Contract of Employment or as otherwise made available to employees of SGI generally. In addition, the Company shall purchase for his beneficiaries a term life insurance policy.

  In the event Mr. Jury's employment is terminated without cause (as defined in the Jury Employment Agreement), he will be entitled to receive a cash severance payment equal to 12 months of his then-current Base Salary, plus the cash value of the maximum incentive bonus compensation to which he could be entitled for the current year.

  In the event of a change of control, and provided that Mr. Jury is not offered a comparable position (as defined in the Jury Employment Agreement) by the surviving company, he will be entitled to a severance payment equal to (a) his annual Base Salary as in effect immediately before the change of control transaction plus (b) the full amount of the current year's targeted incentive bonus compensation, multiplied by a factor of 1.5; provided, however, that the multiplier shall be increased to a factor of two in the event the price of the Company's Common Stock payable in connection with the change of control transaction is at least $10 per share. In addition, the Company shall pay, or cause to be paid, Mr. Jury's health insurance premiums for one and a half years from the date of the change of control transaction or, in the event the transaction price is at least $10 per share, for two years.

  Whether due to a termination without cause or a change of control, all equity grants and awards shall vest in full and be non-forfeitable immediately before the date of termination on a termination without cause or the change of control event.

  Standard provisions protecting the Company's confidential information, trade secrets and proprietary inventions are also included in the Jury Employment Agreement.

The foregoing summary of the Jury Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement between the Company and Mr. Jury dated March 18, 2016, which is filed hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement between Company and Mark S. Grewal dated March 18, 2016
10.2	Employment Agreement between Company and Matthew K. Szot dated March 18, 2016
10.3	Employment Agreement between Company and Dennis C. Jury dated March 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: March 23, 2016

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement between Company and Mark S. Grewal dated March 18, 2016
10.2	Employment Agreement between Company and Matthew K. Szot dated March 18, 2016
10.3	Employment Agreement between Company and Dennis C. Jury dated March 18, 2016